Monaker Group, Inc. S-3

Exhibit 10.99

Monaker Letter of Intent to
Purchase Radiant Entities’ AXV Shares
Amendment As of March 10 , 2021

Term	Description
Background	Whereas, Radiant Ventures Limited (“Radiant”) manages and/or represents 2 entities, Radiant VC 1 Limited with registered at Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands (“RVC1”) and Radiant PV 1 Limited with registered at Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands (“RPV1”) (RVC1 and RPV1 are each a “Radiant Entity” and collectively the “Radiant Entities”), that represent 5,400,001 and 6,599,998 shares respectively of Axion Ventures Inc. (TSXV: “AXV”); AND, whereas AXV Founders of Axion are merging their interests in AXV with Monaker Group Inc. (NASDAQ: “MKGI”); MKGI is interested in making a contingent offer to acquire the above mentioned AXV shares held by the Radiant Entities, subject to regulatory approvals and based on the terms and conditions of this Letter of Intent (“Proposed Transaction”).
Monaker Offer to Purchase	MKGI’s Offer of Canadian $0.20 (20 cents) per share for a combination of Cash and shares of Monaker common stock as described in Terms, Conditions, Confidentiality and Contingencies section (Below).
Terms, Conditions, Confidentiality and Contingencies

1)

This Contingent Offer is CONDITIONAL upon complete confidentiality. If the Contingent Offer is transmitted to any parties outside of Radiant and Radiant Entities (except for any professional advisors of Radiant and or Radiant Entities, including but not limited to investment, financial, tax or legal advisors) by any Party other than MKGI, this Offer is void, except that if accepted (see below) the Proxy shall remain in effect.

2)

This offer is further contingent upon BC Securities commission and their requirement to lift the cease trade order on AXV Shares (“CTO”) and/or separately grant permission for purchase and sale of Radiant Entities’ AXV shares to MKGI).

3)

This Offer is further contingent upon Radiant Entities granting MKGI their AXV Proxy through to the date of the Axion AGM (anticipated on or before June 30th, 2021).

Subject to the above contingencies, Radiant, Radiant Entities and MKGI hereby agree to amend the original Letter of Intent entered into between Radiant, Radiant Entities and MKGI on 29 October 2020 to incorporate the following terms for Purchase of Radiant Entities’ owned AXV shares as:

i)

An initial nonrefundable cash payment Deposit representing 25% of the purchase price of CAD 600,000 (or the equivalent in USD) with CAD 270,000 to RVC1 and CAD 330,000 to RPV1 (already paid);

ii)

A second nonrefundable Deposit by MKGI, of 235,000 MKGI common shares (105,750 to RVC1 and 129,250 to RPV1 to be issued to the Radiant Entities’ or their nominated manager, broker and/or agent) representing an additional 25% of the purchase price and causing the extension of the Radiant’s Axion voting rights Proxy in favor of MKGI through until the completion of the earlier of Axion AGM and June 30th, 2021.

Monaker Letter of Intent to Purchase Radiant’s Axion Shares Page 1 of 4

Monaker Letter of Intent to
Purchase Radiant Entities’ AXV Shares
Amendment As of March 10, 2021

iii)

A final payment representing the balance of 50% of the consideration for Radiant Entities’ AXV shares (“Final Payment”) due within 10 days of the BC Securities commission lifting the cease trade order on AXV Shares (“CTO”) and separately granting permission for purchase and sale of Radiant Entities’ AXV shares to MKGI with payment terms as follows:

Each Radiant Entity may elect to take the balance of their entitled payment in the form of either or a combination of a) Cash of CAD

0.20 (or equivalent amount in USD) per Axion share; or b) MKGI shares based on the following formula (to be issued to the Radiant Entities’ or their nominated manager, broker and/or agent):

Shares to be issued at a 20% discount to the Market price of MKGI shares at time of election provide that shares will not be issued at less than $2 per MKGI share (the floor price) and not more than $3 per MKGI Share (the ceiling price).

4)

In no case shall the Final Payment be made and the Proposed Transaction completed by the earlier of i) June 30th 2021; and ii) 15 days from the date BC Securities Commission lifting the CTO. Otherwise, the Proposed Transaction and related agreements will terminate with no further rights or obligations by the parties.

5)

Upon acceptance of this amended LOI – MKGI and Radiant will take steps to:

i)

have Proxy Agreement drawn which will include granting MKGI the right to vote Radiant Entities’ shares in matters relating to 1) removal and appointment of board members and senior management of AXV; and 2) MKGI shall inform Radiant in writing of the details of how any voting rights of Radiant Entities’ AXV Shares have been exercised under the AXV Proxy within 24 hours of exercising such vote and include copies of any shareholders’ meeting notice, agenda and resolution in such notice application to the, up to the date of the AGM.

ii)

Have formal Stock Purchase and Sales Agreement prepared for execution which will be subject to BC Securities commission to lift the CTO and/or separately grant permission for purchase and sale of Radiant Entities’ AXV shares to MKGI

Issue of MKGI Shares to Radiant Entities	Any MKGI Shares to be issued to the Radiant Entities pursuant to the terms and conditions of this letter agreement shall be issued to: For Radiant VC 1 Ltd.: Custodian Name: Phillip Capital Inc.
Monaker Letter of Intent to Purchase Radiant’s Axion Shares Page 2 of 4

Monaker Letter of Intent to
Purchase Radiant Entities’ AXV Shares
Amendment As of March 10, 2021

DTC: 8460

A/C Name: Phillip Securities Hong Kong

A/C No.: 01HK3000

Contact email: Settlement@phillip.com.hk

For further credit to: Mayfair & Ayers Financial Group Limited account number: 331130

account name: Radiant VC 1 Ltd.

For Radiant PV 1 Ltd.

Custodian Name: Phillip Capital Inc.

DTC: 8460

A/C Name: Phillip Securities Hong Kong

A/C No.: 01HK3000

Contact email: Settlement@phillip.com.hk

For further credit to: Mayfair & Ayers Financial Group Limited account number: 331131

account name: Radiant Ventures Ltd.

Warrants	The warrants are removed and replaced with the options as stated in Clause (3)(iii) of the Terms, Conditions, Confidentiality and Contingencies section above.
Transfer of AXV Shares	Upon payment of Final Payment, Each Radiant Entity shall promptly transfer their relevant number of AXV shares to MKGI. MKGI shall be responsible for payment of any direct cost of such transfer including but not limited to capital duty, stamp duty and transfer fees.
Supersedes Prior Agreements	This Amended Letter of Intent shall supersede and replace all prior agreements, letter of intents, and understandings, oral or written, between the Parties regarding the transactions covered hereby.

Signature page to follow:

Monaker Letter of Intent to Purchase Radiant’s Axion Shares Page 3 of 4

Agreed to this 10 day of March 2021

Agreed to by Monaker this 17th day of March 2021

Name:	Gordon Yen	Name:	Bill Kerby

Signature:	/s/ Gordon Yen	Signature:	/s/ Bill Kerby
Title:	Director	Title:	CEO
	Radiant Ventures Ltd acting as Manager of		Monaker Group Inc.- Buyer
Radiant VC 1 Limited as Sellers

Name:	Gordon Yen

Signature:	/s/ Gordon Yen
Title:	Director
Radiant PV 1 Limited as Sellers

Monaker Letter of Intent to Purchase Radiant’s Axion Shares Page 4 of 4